EXHIBIT 99.1

LHC Group Announces Third Quarter 2014 Results

LAFAYETTE, La., Nov. 5, 2014 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health, hospice and comprehensive post-acute healthcare services, today announced its financial results for the three months and nine months ended September 30, 2014.

Financial Results for the Third Quarter

  Net service revenue for the third quarter of 2014 was $187.7 million, compared with $164.7 million for the same period in 2013.
  Net income attributable to LHC Group for the third quarter of 2014 was $6.2 million, compared with $5.3 million for the same period in 2013.
  Diluted earnings per share was $0.36 for the third quarter of 2014 as compared with $0.31 for the same period in 2013.

Financial Results for the Nine Months

  Net service revenue for the nine months ended September 30, 2014, was $540.3 million, compared with $493.0 million for the same period in 2013.
  Net income attributable to LHC Group for the nine months ended September 30, 2014, was $16.3 million, compared with $17.4 million for the same period in 2013.
  Diluted earnings per share was $0.94 for the nine months ended September 30, 2014, compared with $1.02 for the same period in 2013.

Commenting on the results, Keith G. Myers, LHC Group's chairman and CEO, said, "I am extremely proud of the strong and well-balanced operating results our team delivered during the third quarter of 2014 and with our continued ability to execute our long-term growth strategy. In 2014, we have acquired 57 locations in 15 states, which consisted of $105 million in aggregate trailing twelve month revenues at the time of acquisition. As we look ahead to the remainder of 2014 and beyond, we are well positioned to continue increasing shareholder value by focusing on growing revenue, improving efficiencies and reducing costs."

LHC Group is in the final phase of its company-wide conversion to point of care technology, which is anticipated to be completed during the fourth quarter of 2014. In conjunction with this final phase of its point of care conversion, LHC Group is in the process of eliminating certain general and administrative expenses, consolidating a limited number of locations in service area overlap markets and closing three underperforming providers during the fourth quarter of 2014. These initiatives are estimated to yield annual cost savings of $7 million to $8 million when fully implemented, beginning in 2015. As part of these efforts, LHC Group expects non-recurring costs in the fourth quarter of 2014 of $3 million to $4 million.

Myers added, "In the third quarter of 2010, we began our strategic and systematic conversion of all of our home health and hospice agencies to point of care technology. We are confident point of care will enhance our efforts in the areas of disease management, clinical decision support, medication management, transitions in care, quality measurements, compliance and clinical care improvement. We also expect it to expand our capability to electronically exchange key clinical information with hospitals, physicians and other providers of care.  In the fourth quarter of 2014, we enter the final phase of the conversion, which demonstrates our commitment to continuously improving quality while becoming more efficient and reducing costs. We expect the completion of this plan will have a positive, material impact on our results of operations for 2015 and beyond.

"In closing, I would like to congratulate and thank the LHC Group family for their unwavering commitment to excellence.  Their ability to consistently deliver high-quality care to the growing number of patients, families and communities we serve is a testament to the collective talent, work ethic and experience of the Company's healthcare professionals."

Guidance

The Company is raising its full-year 2014 guidance for net service revenue, which was issued on August 6, 2014, in the range of $720 million to $730 million, to a range of $725 million to $735 million due to the Life Care Home Health acquisition that was completed on September 1, 2014. The Company is reaffirming its full-year 2014 guidance for fully diluted earnings per share in the range of $1.25 to $1.35. This guidance includes the negative impact from the Medicare Home Health Prospective Payment System for 2014 of approximately $0.17 per diluted share. This guidance does not take into account the estimated impact from the non-recurring costs in the fourth quarter of 2014 of $3 million to $4 million, future reimbursement changes, if any, future acquisitions or share repurchases, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call

LHC Group will host a conference call Thursday, November 6, 2014, at 11 a.m. Eastern time to discuss its third quarter 2014 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, November 13, 2014, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 11054087. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour after the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of post-acute healthcare services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice and community‑based services agencies in its home-based and hospice-based divisions and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	Sept. 30, 2014	Dec. 31, 2013
ASSETS
Current assets:
Cash	$ 4,876	$ 14,014
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $17,463 and $14,334, respectively	99,652	88,964
Other receivables	828	608
Amounts due from governmental entities	990	1,234
Total receivables, net	101,470	90,806
Deferred income taxes	11,152	9,251
Prepaid income taxes	–	4,069
Prepaid expenses	8,160	6,966
Other current assets	4,205	4,449
Receivable due from insurance carrier	7,850	–
Total current assets	137,713	129,555
Property, building and equipment, net of accumulated depreciation of $46,022 and $40,935, respectively	33,798	31,052
Goodwill	242,218	194,893
Intangible assets, net of accumulated amortization of $6,020 and $4,518, respectively	79,988	62,184
Other assets	1,914	4,542
Total assets	$ 495,631	$ 422,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$ 19,959	$ 17,217
Salaries, wages and benefits payable	30,946	31,927
Self-insurance reserve	6,858	5,862
Current portion of long-term debt	247	249
Amounts due to governmental entities	4,242	4,391
Legal settlement payable	7,850	–
Total current liabilities	70,102	59,646
Deferred income taxes	31,483	29,060
Income tax payable	3,415	3,415
Revolving credit facility	64,000	22,000
Long-term debt, less current portion	818	963
Total liabilities	169,818	115,084
Noncontrolling interest- redeemable	11,001	11,258
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 22,002,988 and 21,801,634 shares issued in 2014 and 2013, respectively	220	218
Treasury stock – 4,733,432 and 4,693,647 shares at cost, respectively	(35,638)	(34,715)
Additional paid-in capital	107,497	103,972
Retained earnings	239,837	223,534
Total LHC Group, Inc. stockholders' equity	311,916	293,009
Noncontrolling interest- non-redeemable	2,896	2,875
Total equity	314,812	295,884
Total liabilities and stockholders' equity	$ 495,631	$ 422,226

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net service revenue	$ 187,713	$ 164,748	$ 540,261	$ 493,003
Cost of service revenue	113,122	97,966	321,983	288,223
Gross margin	74,591	66,782	218,278	204,780
Provision for bad debts	3,974	2,708	11,699	9,833
General and administrative expenses	58,432	53,047	172,658	158,827
Operating income	12,185	11,027	33,921	36,120
Interest expense	(643)	(430)	(1,861)	(1,555)
Non-operating income	235	54	159	184
Income before income taxes and noncontrolling interest	11,777	10,651	32,219	34,749
Income tax expense	3,924	3,782	11,199	12,236
Net income	7,853	6,869	21,020	22,513
Less net income attributable to noncontrolling interests	1,679	1,572	4,717	5,140
Net income attributable to LHC Group, Inc.'s common stockholders	$ 6,174	$ 5,297	$ 16,303	$ 17,373

Earnings per share – basic:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.36	$ 0.31	$ 0.95	$ 1.02

Earnings per share – diluted:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.36	$ 0.31	$ 0.94	$ 1.02

Weighted average shares outstanding:
Basic	17,260,078	17,083,201	17,213,648	17,035,541
Diluted	17,356,916	17,182,013	17,289,554	17,109,675

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities
Net income	$ 21,020	$ 22,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	6,874	5,958
Provision for bad debts	11,699	9,833
Stock based compensation expense	3,086	2,879
Deferred income taxes	522	480
Loss on sale of assets	21	17
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(12,868)	(18,462)
Prepaid expenses and other assets	280	(1,114)
Prepaid income taxes	4,005	4,262
Accounts payable and accrued expenses	(1,283)	645
Net amounts due to/from governmental entities	95	(631)
Net cash provided by operating activities	33,451	26,380

Investing activities
Purchases of property, building and equipment	(4,872)	(5,997)
Cash paid for acquisitions, primarily goodwill and intangible assets	(73,194)	(26,920)
Net cash (used in) investing activities	(78,066)	(32,917)

Financing activities
Proceeds from line of credit	72,000	64,500
Payments on line of credit	(30,000)	(60,000)
Proceeds from employee stock purchase plan	575	570
Proceeds from debt issuance	–	1,138
Payments on debt	(147)	–
Noncontrolling interest distributions	(5,086)	(6,286)
Payment of deferred financing fees	(900)	–
Excess tax benefits from vesting of stock awards	124	11
Redemption of treasury shares	(923)	(794)
Purchase of additional noncontrolling interest	(359)	(1,879)
Sale of noncontrolling interest	193	–
Net cash provided by (used in) financing activities	35,477	(2,740)
Change in cash	(9,138)	(9,277)
Cash at beginning of period	14,014	9,720
Cash at end of period	$ 4,876	$ 443

Supplemental disclosures of cash flow information
Interest paid	$ 1,827	$ 1,523
Income taxes paid	$ 6,946	$ 18,123

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30, 2014
	Home- Based Services	Hospice Services	Facility- Based Services	Total
Net service revenue	$ 152,648	$ 17,071	$ 17,994	$ 187,713
Cost of service revenue	91,506	10,431	11,185	113,122
Provision for bad debts	3,753	269	(48)	3,974
General and administrative expenses	48,591	4,756	5,085	58,432
Operating income	8,798	1,615	1,772	12,185
Interest expense	(515)	(64)	(64)	(643)
Non-operating income	190	35	10	235
Income before income taxes and noncontrolling interest	8,473	1,586	1,718	11,777
Income tax expense	3,034	521	369	3,924
Net income	5,439	1,065	1,349	7,853
Less net income attributable to noncontrolling interests	1,185	292	202	1,679
Net income attributable to LHC Group, Inc.'s common stockholders	$ 4,254	$ 773	$ 1,147	$ 6,174
Total assets	$ 424,780	$ 34,622	$ 36,229	$ 495,631

	Three Months Ended September 30, 2013
	Home- Based Services	Hospice Services	Facility- Based Services	Total
Net service revenue	$ 132,739	$ 14,171	$ 17,838	$ 164,748
Cost of service revenue	78,307	8,775	10,884	97,966
Provision for bad debts	2,333	318	57	2,708
General and administrative expenses	44,002	3,967	5,078	53,047
Operating income	8,097	1,111	1,819	11,027
Interest expense	(348)	(39)	(43)	(430)
Non-operating income	33	3	18	54
Income before income taxes and noncontrolling interest	7,782	1,075	1,794	10,651
Income tax expense	3,028	394	360	3,782
Net income	4,754	681	1,434	6,869
Less net income attributable to noncontrolling interests	1,077	202	293	1,572
Net income attributable to LHC Group, Inc.'s common stockholders	$ 3,677	$ 479	$ 1,141	$ 5,297
Total assets	$ 351,804	$ 27,536	$ 34,693	$ 414,033

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30, 2014
	Home- Based Services	Hospice Services	Facility- Based Services	Total
Net service revenue	$ 435,588	$ 49,361	$ 55,312	$ 540,261
Cost of service revenue	258,173	29,479	34,331	321,983
Provision for bad debts	10,475	467	757	11,699
General and administrative expenses	142,747	13,994	15,917	172,658
Operating income	24,193	5,421	4,307	33,921
Interest expense	(1,489)	(186)	(186)	(1,861)
Non-operating income	103	40	16	159
Income before income taxes and noncontrolling interest	22,807	5,275	4,137	32,219
Income tax expense	8,763	1,397	1,039	11,199
Net income	14,044	3,878	3,098	21,020
Less net income attributable to noncontrolling interests	3,329	828	560	4,717
Net income attributable to LHC Group, Inc.'s common stockholders	$ 10,715	$ 3,050	$ 2,538	$ 16,303
Total assets	$ 424,780	$ 34,622	$ 36,229	$ 495,631

	Nine Months Ended September 30, 2013
	Home- Based Services	Hospice Services	Facility- Based Services	Total
Net service revenue	$ 394,453	$ 40,988	$ 57,562	$ 493,003
Cost of service revenue	229,466	25,458	33,299	288,223
Provision for bad debts	8,009	787	1,037	9,833
General and administrative expenses	131,048	11,860	15,919	158,827
Operating income	25,930	2,883	7,307	36,120
Interest expense	(1,268)	(136)	(151)	(1,555)
Non-operating income	94	21	69	184
Income before income taxes and noncontrolling interest	24,756	2,768	7,225	34,749
Income tax expense	9,993	1,069	1,174	12,236
Net income	14,763	1,699	6,051	22,513
Less net income attributable to noncontrolling interests	3,417	677	1,046	5,140
Net income attributable to LHC Group, Inc.'s common stockholders	$ 11,346	$ 1,022	$ 5,005	$ 17,373
Total assets	$ 351,804	$ 27,536	$ 34,693	$ 414,033

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Key Data:
Home-Based Services:
Home Health
Locations	283	255	283	255
Acquired	13	4	38	23
De novo	0	0	0	0
Total new admissions	33,962	30,142	98,725	92,185
Medicare new admissions	22,970	20,944	67,086	63,123
Average daily census	35,973	33,429	35,148	34,456
Average Medicare daily census	26,616	25,408	26,217	26,069
Medicare completed and billed episodes	46,633	42,191	136,529	127,761
Average Medicare case mix for completed and billed Medicare episodes(1)	0.99	1.28	0.98	1.27
Average reimbursement per completed and billed Medicare episodes	$ 2,392	$ 2,489	$ 2,375	$ 2,425
Total visits	998,533	908,718	2,898,616	2,682,906
Total Medicare visits	739,184	686,295	2,161,516	2,024,478
Average visits per completed and billed Medicare episodes	15.9	16.3	15.8	15.8
Organic growth:(2)
Net revenue	1.1%	-2.4%	1.1%	-2.9%
Net Medicare revenue	-1.2%	1.5%	-0.2%	-0.6%
Total new admissions	2.2%	1.8%	0.6%	3.5%
Medicare new admissions	0.8%	4.2%	0.6%	4.1%
Average daily census	-1.7%	-2.2%	-4.0%	-1.0%
Average Medicare daily census	-3.1%	-0.6%	-4.4%	-0.1%
Medicare completed and billed episodes	2.2%	0.8%	1.6%	0.8%

Community-Based Services:
Locations	13	5	13	5
Acquired	0	0	6	0
De novo	0	0	1	0
Average daily census	972	414	793	416
Billable hours	291,302	37,472	606,600	113,998
Revenue per billable hour	$ 30.80	$ 21.96	$ 30.10	$ 20.83

Hospice-Based Services:
Locations	38	34	38	34
Acquired	0	0	6	2
Admissions	1,476	1,252	4,134	3,736
Average daily census	1,404	1,144	1,333	1,125
Patient days	127,832	105,274	362,619	305,962
Average revenue per patient day	$ 134	$ 135	$ 136	$ 134

Facility-Based Services:
Long-term Acute Care
Locations	8	9	8	9
Patient days	15,362	15,321	46,763	46,722
Average revenue per patient day	$ 1,124	$ 1,118	$ 1,135	$ 1,172

(1) The Centers for Medicare and Medicaid Services (CMS) updated the Medicare Home Health Prospective Payment System effective January 1, 2014, which reduced the average case-mix weight for 2014 from 1.3464 to 1.0000. To offset the effect of resetting the case mix average to 1.000, CMS upwardly adjusted the national, standardized 60-day episode payment rate by the same factor that it used to decrease the weights from $2,137.73 in 2013 to $2,869.27 in 2014.
(2) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com